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                                                                    EXHIBIT 21.1

- - Bionova Acquisition, Inc., a Delaware corporation
- - International Produce Holding Company, a Delaware corporation
  - Batiz & Sons, Inc., an Arizona corporation
  - R.B. Packing, Inc., an Arizona corporation
  - R.B. Packing of California, Inc., a California corporation
  - Tanimura Distributing, Inc., a California corporation
  - Premier Fruits & Vegetables BBL, Inc., a corporation organized under the laws of Quebec, Canada
  - R.B. Packing of Texas, Inc., a Texas corporation
- - Agricola Batiz, S.A. de C.V., a corporation organized under the laws of the United Mexican States
  - Commercializadora Premier, S.A. de C.V., a corporation organized under the laws of the United Mexican States
  - Interfruver de Mexico, S.A. de C.V., a corporation organized under the laws of the United Mexican States
    - Premier del Pacifico, S.A. de C.V., a corporation organized under the laws of the United Mexican States
    - Excelencia en Frutas y Verduras, S.A. de C.V., a corporation organized under the laws of the United Mexican States
    - Asesoria y Servicios del Noreste, S.A. de C.V., a corporation organized under the laws of the United Mexican States